UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2015 (June 30, 2015)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2015, American Power Group Corporation (the “Company”) entered into a Loan and Security Agreement with Trident Resources LLC (“Trident”), pursuant to which the Company loaned Trident $737,000. The loan is represented by a Senior Secured Demand Promissory Note dated June 30, 2015, and is repayable in full no later than September 30, 2015. The loan is secured by a first priority security interest in all of Trident’s assets and has been guaranteed on a secured basis by Thomas Lockhart, Trident’s sole owner. The Company made this loan in connection with its exploration of a potential strategic relationship with Trident relating to the Company’s Fueled By Flare™ initiative.

Copies of the agreements and instruments described above will be included as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The foregoing description of such exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of each of such exhibits, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: July 2, 2015